EXHIBIT 1

                      Plan and Agreement of Reorganization



                      PLAN AND AGREEMENT OF REORGANIZATION
                                      UNDER
                   SECTION 368(b) OF THE INTERNAL REVENUE CODE


                           CASSCO CAPITAL CORPORATION
                                       AND
                        S&J (CHATTERIS) HOLDINGS, LIMITED


                    CHATTERIS, CAMBRIDGESHIRE, UNITED KINGDOM
                               (DECEMBER 1, 1999)


THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement" and "Reorganization," either of which may be used in the alternative) has been entered into on December 1, 1999 ("Closing Date"), and is between Cassco Capital Corporation, a publicly-held and traded Delaware corporation ("CSCA"), S&J (Chatteris) Holdings, Limited, a privately-held United Kingdom corporation ("S&J"), and the sole shareholder of S&J, Mr. Mark Langley ("Mr. Langley").

THE FOLLOWING PREMISES ARE AN INTEGRAL PART OF THIS AGREEMENT: 1. CSCA, solely in exchange for 12,000,000 post one for 70 (1:70) reverse split common shares of CSCA ("CSCA Shares"), desires to acquire from Mr. Langley 100% of the outstanding capitalization of S&J (collectively, the "S&J Shares"). 2. This acquisition will make S&J a wholly-owned subsidiary of CSCA. 3. Mr. Langley desires to acquire the CSCA Shares solely in exchange for the S&J Shares. 4. The S&J Shares constitute 100% of the outstanding capital of S&J. 5. The CSCA Shares constitute no less than 80% of the outstanding share capitalization of CSCA after the transfer and conveyance of the S&J Shares to CSCA. 6. The governing bodies of CSCA and S&J have found it advisable for the benefit of each corporation and their respective stockholders that CSCA acquire S&J as a wholly-owned subsidiary and, therefore, have approved this Agreement and the corresponding Reorganization.

THE PARTIES ADOPT THIS AGREEMENT AS A TAX-FREE REORGANIZATION UNDER SECTION 368(b) OF THE INTERNAL REVENUE CODE AND AGREE AS FOLLOWS:

                                    ARTICLE I
        TRANSFER AND CONVEYANCE OF THE S&J AND CSCA SHARES; RESIGNATIONS

1.1. Transfer and Conveyance. Subject to all of the terms, conditions, representations, warranties and covenants set forth in this Agreement, Mr. Langley has transferred and conveyed (without reservation and free and clear from all encumbrances) to CSCA the S&J Shares on the Closing Date. Correspondingly, CSCA has transferred and conveyed (without reservation and free and clear from all encumbrances) to Mr. Langley the CSCA Shares.

1.2. Resignation of CSCA Directors and Officers. The current member of the board of directors of CSCA has appointed those individuals to the board designated by Mr. Langley and has resigned as a director and executive officer without claim to compensation of any kind no matter how arising. There are no executive or other officers of CSCA at the Closing Date.

                                   ARTICLE II
                     REPRESENTATIONS, WARRANTIES, COVENANTS

2.1. Representations, Warranties and Covenants of CSCA to S&J and Mr. Langley. CSCA represents and warrants to S&J and Mr. Langley, jointly and severally, on the Closing Date as follows: (a) Authority: All necessary action has been taken to make this Agreement a legal, valid and binding obligation of CSCA enforceable in accordance with its terms and conditions. (b) No Breach or Violation: The execution and delivery of this Agreement and the performance by CSCA of its obligations will not result in any breach or violation of or default under any

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agreement,  indenture,  lease, license, mortgage,  instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which CSCA or any of its affiliates is a party or by which they or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of CSCA. (c) Non-Assessable CSCA Shares: The CSCA Shares have each been validly issued and are fully paid for and nonassessable. (d) No Liens on CSCA Shares: The CSCA Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever through any act of CSCA or its affiliates; further, the CSCA Shares are not the subject of any agreement other than this Agreement. (e) Capital Percentage; Outstanding Commitments: The CSCA Shares represent no less than 80% of the outstanding proprietary interest of CSCA; further, there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of CSCA, whether by common stock, preferred stock, option, warrant, debt or otherwise, other than pursuant to those contracts which have been disclosed to Mr. Langley and which he has acknowledges receipt of. In this regard, the outstanding capital stock and commitments for the same do not exceed 3,000,000 post-split shares in amount. (f) SEC and Tax Reports; Filings: CSCA has delivered to S&J and Mr. Langley its annual report on Form 10-KSB for the year ended December 31, 1998, and its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, all of which were true and correct as of the date of filing and remain true and correct. CSCA has provided to S&J and Mr. Langley full access to any and all information either of them desired concerning the business and operations of CSCA, and CSCA has made available S&J and Mr. Langley such personnel as has been requested to answer any and all questions which S&J and/or Mr. Langley may have had concerning their investment in CSCA. CSCA is current in all of its required reports under the Securities Exchange Act of 1934. CSCA is current in its
filings  with  all  federal  and  state  taxing  agencies,   including,  without
limitation, the Internal Revenue Service. CSCA has delivered to S&J and Mr. Langley its annual report on Form 1040, which was true and correct as of the date of filing and remains true and correct. No taxes are due any federal or state agency. (g) No Undisclosed Liabilities or Obligations. CSCA has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except liabilities fully reflected or reserved in the balance sheet filed as a part of the Form 10-QSB dated September 30, 1999; further, CSCA has no assets. (h) Litigation. There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving CSCA, or which questions or challenges the validity of this Agreement, or any action to be taken by CSCA pursuant to this Agreement or in connection with the transactions contemplated hereby, and CSCA does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation; further, CSCA is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area. (i) Compliance with Law. CSCA is in compliance with all laws, regulations and orders applicable to its business; further, CSCA has not received any notification that it is in violation of any law, regulation or order and no such violation exists.
(j) Disclosure. No representations or warranties by CSCA in this Agreement contain any untrue statement of fact or omit to state any fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to CSCA which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or businesses of CSCA which have not been disclosed in this Agreement.

2.2. Representations, Warranties and Covenants of S&J and Mr. Langley to CSCA. S&J and Mr. Langley each represents and warrants, jointly and severally, to CSCA on the Closing Date as follows: (a) Authority: All necessary action has been taken to make this Agreement a legal, valid and binding obligations of S&J and Mr. Langley enforceable in accordance with its terms and conditions. (b) No Breach or Violation: The execution and delivery of this Agreement and the performance by S&J and Mr. Langley of their respective obligations will not result in any breach or violation of or default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which any of S&J, Mr. Langley and/or any of their respective affiliates is a party or by which they or any of them or any of their property is or may be or become subject, nor in the violation of any documents governing the conduct of either S&J or Mr. Langley. (c) Non-Assessable S&J Shares: The S&J Shares have each been validly issued and are fully paid for and nonassessable. (d) No Liens on S&J Shares: The S&J Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever through any act of S&J and/or Mr. Langley; further, the S&J Shares are not the subject of any agreement. (e) Capital Percentage; Outstanding Commitments: The S&J


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Shares represent 100% of the outstanding  proprietary  interest of S&J; further, there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of S&J, whether by common stock, preferred stock, option, warrant, debt or otherwise. (f) Audited Financial Statements and Tax Reports: S&J and Mr. Langley have delivered or will forthwith deliver within the time periods set forth in Form 8-KSB to CSCA audited financial statements of S&J as of and for the yearly periods ended December 31, 1998, which statements include an audit opinion, balance sheets as of December 31, 1998, and December 31, 1997, operating and cash flow statements as of December 31, 1998, December 31, 1997, and December 31, 1996, a statement of changes in shareholders' equity from inception through December 31, 1998, and footnotes. The audit opinion is or will be unqualified and states or will state that these financial statements were audited to comply with the United Kingdo s Companies Act 1985 as well as an unqualified opinion stating that the aforesaid statements have been or will be presented in accordance with Auditing Standards issued by the United Kingdom's Auditing Practices Board. S&J has also delivered or will forthwith deliver within the time periods set forth in Form 8-KSB to CSCA unaudited financial statements as of and for the nine month period ended September 30, 1999, which statements include a balance sheet as of September 30, 1999, and statements and operations and cash flows for the nine month period ended September 30, 1999. All of the foregoing financial statements were or will be true and correct as of the date of preparation, remain or will remain true and correct and comply or will comply with Regulation S-X under the Securities Exchange Act of 1934. S&J and Mr. Langley have provided to CSCA full access to any and all information which either of them desired concerning the business and operations of S&J and/or Mr. Langley. S&J and Mr. Langley have made available to CSCA such personnel as has been requested to answer any and all questions which CSCA may have had concerning its investment in S&J. S&J is current in all of its required reports with all governmental and local taxing agencies. No taxes are due any governmental or local agency. S&J and Mr. Langley have provided to CSCA full access to any and all information it desired concerning the business and operations of S&J. S&J and Mr. Langley have made available to CSCA such personnel as has been requested to answer any and all questions which CSCA may have had concerning its investment in S&J. (g) No Undisclosed Liabilities or Obligations. S&J has no obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except liabilities fully reflected or reserved in the balance
sheet  dated   September  30,  1999.   (h)   Litigation.   There  is  no  legal,
administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against S&J and/or Mr. Langley, or which questions or challenges the validity of this Agreement or any action to be taken by S&J and/or Mr. Langley pursuant to this Agreement or in connection with the transactions contemplated hereby, and S&J and Mr. Langley do not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. S&J and Mr. Langley are not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on their business practices or on their ability to acquire any property or conduct their business in any area. (i) Compliance with Law. S&J is in compliance with all laws, regulations and orders applicable to its business and neither S&J nor Mr. Langley have received any notification that they are in violation of any law,
regulation  or  order  and  no  such  violation  exists.   (j)  Disclosure.   No
representations or warranties made by S&J and/or Mr. Langley contain any untrue statement of fact or omit to state any fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to S&J and/or Mr. Langley which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or businesses of S&J which have not been disclosed in this Agreement.

2.3. Understandings of Mr. Langley. Mr. Langley acknowledges, understands and agrees that: (a) Certificate. The certificate representing the CSCA Shares will bear a legend restricting their transfer under Rule 144 of the Securities Act of 1933 and will be issued solely in his name. (b) No Securities Act Registration. The CSCA Shares have not been registered under the Securities Act of 1933 or any applicable state law (collectively, the "Securities Act"). The CSCA Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act. CSCA has no obligation, and does not intend, to cause the CSCA Shares to be registered under the Securities Act, or to comply with any exemption under the Securities Act that would permit a sale or sales of all or any portion of the CSCA Shares. The

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legal consequences of the foregoing mean that Mr. Langley must bear the economic risk of his investment in the CSCA Shares for an indefinite period of time. If he desires to sell or transfer all or any part of the CSCA Shares within the restricted period, CSCA may require Mr. Langley's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act. (c) Lack of Agency Findings. No federal or state agency has made any findings or determination as to the fairness of an investment in CSCA or any recommendation or endorsement of this investment. (d) No Market for CSCA Shares. There is presently only an extremely limited market for the CSCA Shares and no market may exist in the future for any sale or sales of all or any portion thereof. (e)Commitments to Investments. Mr. Langley's commitment to investments that are no readily marketable is not disproportionate to his net worth and his investment in the CSCA shares will not cause his commitment to become excessive.
(f) Financial Ability. Mr. Langley has the financial ability to bear the economic risks of this investment, has adequate means of providing for his current needs, and has no need for liquidity in this investment. (g) High Risk of Investment. Mr. Langley has evaluated the high risks of investing in the CSCA Shares and has such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that he is capable of evaluating the merits and risks of an investment in the CSCA Shares.
(h) Opportunity to Investigate Investment. Mr. Langley has been given the opportunity to ask questions of and receive answers from CSCA concerning the terms and conditions of this investment and to obtain additional information necessary to verify the accuracy of the information it desired in order to evaluate his investment. In evaluating the suitability of an investment in the CSCA Shares, he has not relied upon any representations or other information
(whether oral or written) other than that furnished to him by CSCA or the representatives of CSCA. (i) Opportunity to Consult Professionals. Mr. Langley has had the opportunity to discuss with his professional, legal, tax and financial advisers the suitability of an investment in the CSCA Shares for his particular tax and financial situation and all information that he has provided to CSCA concerning himself and his financial position is correct and complete.
(j) Reliance. In making the decision to purchase the CSCA Shares Mr. Langley has relied solely upon independent investigations made by him or on his behalf.
(k)Investment Purpose. Mr. Langley is acquiring the CSCA Shares solely for his own account, for investment purposes only, and is not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

                                   ARTICLE III
           REMEDY FOR BREACH OF REPRESENTATIONS, WARRANTIES, COVENANT

3.1. Breach of Representations, Warranties and/or Covenants by CSCA: CSCA agrees and accepts that, in the event of it being or becoming in material breach of any or all representations, warranties or covenants given by it pursuant to ARTICLE II Section 2.1 hereof, whether by purposeful act, negligence, accident on its part or for no reason or otherwise, it has and will have no means or assets with which to remedy such breach; therefore, in such circumstances, this Agreement shall be rescinded forthwith upon such breach being evident and the S&J Shares shall be returned to Mr. Langley without cost or penalty, and S&J and Mr. Langley shall forthwith and forever be relieved of any and all obligations undertaken by them, either individually or joint and severally, in entering into and executing this Agreement after returning to CSCA the CSCA Shares.

3.2. Breach of  Representations,  Warranties  and/or Covenants by S&J and/or Mr.
Langley: S&J and Mr. Langley agree and accept that, in the event of their being or becoming in material breach of any or all representations, warranties or covenants given by either of them pursuant to ARTICLE II Section 2.2 hereof, whether by purposeful act, negligence, accident on either of their parts or for no reason or otherwise, the former management of CSCA may elect to notify S&J and Mr. Langley of CSCA's rescision of this Agreement and this Agreement shall be deemed rescinded forthwith and the S&J Shares shall be returned to Mr. Langley without cost or penalty, and S&J and Mr. Langley shall forthwith and forever be relieved of any and all obligations undertaken by them, either individually or joint and severally, in entering into and executing this Agreement after returning to CSCA the CSCA Shares.

                                   ARTICLE IV
                                  MISCELLANEOUS

4.1. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter and supersedes all prior agreements, understandings, promises, warranties, covenants and representations made by any party to the other concerning the subject matter and terms.

4.2. Modification. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of all parties.

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4.3.  Severability.  The invalidity or unenforceabilty of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any one or more of the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.


4.4. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado.

4.5. Waivers. The failure of any party to insist on the performance of any of the terms, conditions and/or covenants or to otherwise exercise any right shall not be construed as a waiver of the future performance of any such term, condition and/or covenant. Waiver on one occasion is not a waiver on any other occasion.

4.6. Headings. The headings in the articles, sections and paragraphs are included for convenience only and are not to be used in construing or interpreting this Agreement.

4.7. Notice. All notices, demands, or requests shall be in writing and served either personally, by certified mail, return receipt requested, by Federal Express or other reputable overnight courier, or by facsimile, as follows:

If to CSCA:                     Cassco Capital Corporation
                                c/o R. Nicholas Palmer, Esq.
                                1999 Broadway, Ste. 3235
                                Denver, CO  80202
                                (303) 292-2882: FAX

If to S&J and/or Mr. Langley::  Mr. M. S. Langley
                                c/o S&J (Chatteris) Holdings Limited
                                Number One Fenton Way Business Park
                                Fenton Way
                                Chatteris, Cambridgeshire PE16 6US
                                United Kingdom
                                011-44-1354-692255: FAX

4.8. Successor and Assigns. This Agreement shall be binding on and inure to the benefit of the parties, their respective successors, successors-in-title, heirs and permitted assigns, if any, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other legal method, who shall hold such interest subject to all the terms and conditions of this Agreement.

4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all counterparts shall together constitute one and the same instrument.

4.10. Attorneys' Fees. In the event of any dispute, the prevailing party shall be entitled to receive a reimbursement of their reasonable attorneys' fees and such other costs and expenses as are reasonably incurred in resolving the dispute.

4.11. Expenses. Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and the expenses of their respective representatives.

4.12.   Survival   of   Representations,    Warranties   and   Covenants.    The
representations, warranties and covenants shall survive execution and closing, and shall be unaffected by any investigation made by any party at any time.

4.13. Further Assurances. At any time and from time to time after the Closing Date, all parties shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

4.14. Brokers. No party has engaged or is otherwise liable for any amount due or to become due to any broker or sales agent in regards of the transactions giving rise to and/or evidenced by this Agreement. In the event that any claim is asserted by any person claiming a commission and/or finder's fee with respect to this Agreement arising from any act, representation or promise of a party or their representative(s), such party shall indemnify, save, defend and hold every other party harmless from and against any and all such claims, as well as against all related costs and expenses, including attorneys' fees and costs.

THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED ON THE DATE FIRST ABOVE WRITTEN TO BECOME EFFECTIVE, IF AT ALL, AT CLOSING.

CASSCO CAPITAL CORPORATION, a Delaware corporation ("CSCA")

By: /s/ Richard Gregory
-----------------------
Richard Gregory, President

S&J (Chatteris) HOLDINGS LIMITED, a United Kingdom corporation ("S&J")

By: /s/ Mark Langley
--------------------
Mark Langley, Managing Director

SOLE SHAREHOLDER OF S&J:  MARK LANGLEY

/s/ Mark Langley
----------------
Mark Langley, Individually and
   as the majority shareholder of S&J

                                   Schedule A
                                       to
                      Plan and Agreement of Reorganization
                                 By and Between
        Cassco Capital Corporation and S&J (Chatteris) Holdings, Limited

Disclosure and Exception to Representations, Warranties and Covenants of CSCA to S&J and Mr. Langley contained in Section 2.1.

I. The following are the only compensation arrangements outstanding and to be paid as of December 1, 1999.

A. Contracts with Consultants Barry J. Muncaster and Graham Hind dated July 15, 1999.

B. Legal Services contract with Mark S. Pierce dated March 1, 1999.

II. CSCA has disclosed that 4,000,000 shares of its common stock pre-split (57,143) post-split have not been accounted for and are issued in the names of Norman and Brandon Woods. CSCA takes the position that said shares are not validly issued or outstanding and has placed a stop transfer order with its transfer agent, but this position has not been confirmed in a final judgment by a court of competent jurisdiction and the certificates are unaccounted for by CSCA.

                                   Schedule B
                                       to
                      Plan and Agreement of Reorganization
                                 By and Between
        Cassco Capital Corporation and S&J (Chatteris) Holdings, Limited

Disclosure and Exception to Representations, Warranties and Covenants of CSCA to S&J and Mr. Langley contained in Section 2.2.

I. Financial Statements. S&J was formed during 1998. No financial statements for any period prior to this date exist as of December 1, 1999. Subsection 2.2(f) is understood by the parties to refer to financial statements that will be prepared and it is not understood to refer to currently existing financial statements.

II. Taxes Due. The parties acknowledge and understand that taxes are due to governmental and local agencies not withstanding the language of Subsection 2.2(f) including the following: (I) payroll and net income contributions for current periods; (ii) value added and property taxes for current periods; and
(iii) up to 750,000 of payroll tax arreages to be settled in installments commencing November 30, 1999.

III. Undisclosed liabilities and obligations. The parties acknowledge and understand that there are obligations entered into in the normal course of business by S&J that have not individually been disclosed.

IV. Litigation. The parties acknowledge and understand that litigation and other dispute resolution proceedings affecting S&J and its subsidiaries are in progress, totaling in the aggregate less than 50,000 pounds sterling.

V. Collection Proceedings for Payroll Tax Arrearages. The parties acknowledge and understand that proceedings by tax collection authorities have been instituted for the collection of the payroll tax arrearages referenced in paragraph II above.